As filed with the Securities and Exchange Commission on May 5, 2020

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement Under the Securities Act of 1933

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	91-0232000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

(303) 928-8599

(Address of Principal Executive Offices) (Zip Code)

R. Scott Roswell, Chief Legal Officer

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

(303) 928-8599

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Charles D. Maguire, Esq.

Todd M. Kaye, Esq.

Bryan Cave Leighton Paisner LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

(303) 861-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering: Common Stock, $0.001 par value Preferred Stock, $0.001 par value Debt Securities Warrants Units	$400,000,000 (1)	(1)	$400,000,000.00 (1)(2)	$51,920.00 (3)
Secondary Offering: Common Stock, $0.001 par value	127,635,048 shares (4)	$0.19 (2)	$24,250,659.12 (2)	$3,147.74 (3)
Total:			$424,250,659.12 (2)	$55,067.74 (3)

(1)	In the primary offering, there is being registered such indeterminate number or amount of common stock, preferred stock, debt securities, warrants and units as may from time to time be sold at indeterminate prices and as shall have an aggregate initial offering price not to exceed $400,000,000. This Registration Statement also includes such indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	With respect to securities to be offered for sale by the Registrant in the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). With respect to shares of the Registrant’s common stock to be offered for resale by the selling stockholders in the secondary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported for the Registrant’s common stock traded on the NYSE American on April 30, 2020.
(3)	Pursuant to Rule 457(p), the Registrant is offsetting an aggregate of $55,366.85 in registration fees that was previously paid with respect to securities that were registered on a Registration Statement on Form S-3 (SEC File No. 333-217267), filed by the Registrant on April 12, 2017, which securities were not sold thereunder. Accordingly, no additional filing fee is being paid herewith.
(4)	In the secondary offering, there is being registered an aggregate of 127,635,048 shares of common stock of the Registrant to be offered for resale by certain selling stockholders identified in this Registration Statement and related prospectus, including 88,556,458 shares issuable upon exercise of outstanding warrants held by selling stockholders. Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions or pursuant to any antidilution provisions of the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated May 5, 2020

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and neither we nor any selling stockholder is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

$400,000,000
Common Stock, Preferred Stock, Debt Securities, Warrants and Units

127,635,048 Shares of Common Stock Offered by the Selling Stockholders

We may from time to time offer to sell common stock, preferred stock, debt securities, warrants or units, in one or more transactions, with a maximum aggregate offering price of $400,000,000. In addition, the selling stockholders identified in this prospectus under the heading “Selling Stockholders,” or their transferees, pledgees, donees or other successors, may sell up to an aggregate of 127,635,048 shares of our common stock, including up to 88,556,458 shares issuable upon the exercise of currently outstanding warrants, from time to time under this prospectus and any prospectus supplement. Under the terms of the agreements that we have entered into with the selling stockholders executed in connection with the issuance of the shares and warrants to them, we are required to register the resale of the shares of our common stock issued to the selling stockholders, including shares underlying the warrants. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or selling stockholders sell securities pursuant to this prospectus, we will provide specific information about the offering and the specific terms of the securities offered in a supplement to this prospectus (which may include, but is not limited to, an at-the-market offering agreement prospectus). You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the NYSE American and Toronto Stock Exchange under the symbol “GMO.” On May 4, 2020, the closing price of our common stock on the NYSE American was $0.21 per share and the closing price on the Toronto Stock Exchange was C$0.28. The applicable prospectus supplement will contain information as to any other listing on the NYSE American, Toronto Stock Exchange, or any other securities market or exchange of the securities covered by the prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares of our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float held by non-affiliates remains below $75 million. As of April 29, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $19,005,966, based upon 95,029,832 shares of our outstanding stock held by non-affiliates at the per share price of $0.20, the closing sale price of our common stock on April 29, 2020. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of April 29, 2020 is equal to $6,335,322. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

The offered shares may be sold from time to time at then prevailing market prices, prices relating to prevailing market prices, or negotiated prices. Such transactions may take place on the NYSE American or the Toronto Stock Exchange, in the over-the-counter market, or otherwise. The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission (the “SEC”) and the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is	,2020.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

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About This Prospectus

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under this registration statement, we may sell up to a total of $400,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings and the selling stockholders may, from time to time, sell up to an aggregate of 127,635,048 shares of common stock, including up to 88,556,458 shares of common stock issuable upon exercise of outstanding warrants, in one or more offerings. The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants; and

•	units.

In addition, the selling stockholders may offer and sell shares of our common stock pursuant to this prospectus, including shares of common stock issuable upon exercise of currently outstanding warrants.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we or selling stockholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we or the selling stockholders, as applicable, will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we or the selling stockholders propose to sell;

•	the initial public offering price of the securities;

•	the names of the selling stockholders, if applicable;

•	the names of any underwriters or agents through or to which we or the selling stockholders will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Forward-Looking Statements

Certain statements contained or incorporated by reference in this prospectus may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of our Company, the Mt. Hope Project and our other projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We use the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “future,” “plan,” “estimate,” “potential,” and other similar expressions to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward looking statements. Such risks, uncertainties and assumptions are described in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2019, and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those filings, and include, among other things:

•	Our ability to raise additional capital and to meet our financial obligations past third quarter 2020, which may force us to cease all operations, in which event investors may lose their entire investment in our Company;

•	Our ability to work cooperatively with POS-Minerals to extend repayment of the Return of Contribution under the LLC Agreement, currently valued at $33.6 million;

•	Our ability to obtain project financing for the development and construction of the Mt. Hope Project;

•	The ability to obtain and maintain all permits, including the new ROD, water rights, and approvals for the Mt. Hope Project and the Liberty Project, and potential development of the copper-silver target and zinc mineralization;

•	Our dependence on the success of the Mt. Hope Project;

•	Our ability to access up to a $700 million bank loan with or without the reasonable best efforts of Amer or meet conditions under the molybdenum supply agreements;

•	Issues related to the management of the Mt. Hope Project pursuant to the LLC Agreement;

•	Risks related to the failure of POS-Minerals to make ongoing cash contributions pursuant to the LLC Agreement;

•	Public health threats could have a material adverse effect on our business and results of operations.

•	Fluctuations in the market price of, demand for, and supply of molybdenum and other metals;

•	The estimation and realization of mineral reserves and production estimates, if any;

•	The timing of exploration, development and production activities and estimated future production, if any;

•	Estimates related to costs of production, capital, operating and exploration expenditures;

•	Requirements for additional capital and our ability to obtain additional capital in a timely manner and on acceptable terms;

•	Our ability to renegotiate, restructure, suspend, cancel or extend payment terms of contracts as necessary or appropriate in order to conserve cash;

•	Government regulation of mining operations, environmental conditions and risks, reclamation and rehabilitation expenses;

•	Title disputes or claims;

•	Limitations of and access to certain insurance coverage;

•	The future price of molybdenum, copper or other metals; and

•	Ability to retain key employees and staff.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

The Company

References made in this prospectus to “we,” “our,” “us,” and the “Company” refer to General Moly, Inc. and its consolidated subsidiary Eureka Moly, LLC (“LLC”).

We are in the business of the exploration, development and mining of properties primarily containing molybdenum. Our main asset is an 80% interest in the Mt. Hope Project (“Mt. Hope Project”), a primary molybdenum property, located in Eureka County, Nevada. In 2006, we acquired a second significant molybdenum and copper project, the Liberty Project (“Liberty Project”), located in Nye County, Nevada, which we wholly own. The Liberty Project is anticipated to become our second molybdenum and copper operation, after commencement of commercial production at the Mt. Hope Project, with initial production dependent on market conditions.

Our corporate strategy has been to acquire and develop highly profitable advanced stage mineral deposits. Our corporate objective is to profitably develop and operate the Mt. Hope Project and to complete our evaluation and commence development of the Liberty Project. Presently, we are focused on obtaining financing required to maintain the continuing operations of the Company and to work toward financing to jointly develop the Mt. Hope Project with our LLC joint-venture partner, while at the same time conserving our cash resources until such financing is received.

We believe we have the following business strengths that will enable us to achieve our objectives:

•	We have retained a strong, proven management team with experience in mine development, project financing, and operations.

•	The Mt. Hope Project is anticipated to be one of the largest and lowest cost primary molybdenum projects in the world, driven, in part, by high ore grades that will be processed early in the mine life.

•	Our Liberty Project has the potential to become a second, significant, molybdenum and copper operation and is wholly-owned by the Company and royalty-free.

•	The Mt. Hope Project and the Liberty Project are located in Nevada, which has a long and ongoing history of large-scale, open pit mining operations.

•	Both the Mt. Hope Project and the Liberty Project have near-by infrastructure for labor, power, access roads, and water and have an environmentally sound design.

•	We have historically had strong international support from the steel industry as evidenced by the strategic partnerships and off-take agreements we have in place with several of the world’s largest steel companies.

•	We are observing the potential for improving long-term market fundamentals for molybdenum based on strengthening global industrial growth and steel demand, and tightening molybdenum supply.

When the Mt. Hope Project is developed, the LLC expects production of 40 million pounds of molybdenum (“Mo”) per year over the first five years on average, and approximately 1.2 billion pounds of molybdenum over the expected 41-year life of the project (based on a $12/lb Mo reserve). Using the $8/lb Mo reserve referenced later in this report, life of mine production declines to approximately 0.5 billion pounds of molybdenum. The Mt. Hope Project will primarily focus on producing Technical Grade Molybdenum Oxide (“TMO”), which is widely utilized by the steel industry. In the future, we may also consider producing ferromolybdenum (“FeMo”), which is also used by the steel industry and would make the Company an integrated supplier to the steel industry and have left space in the process plant design for the Mt. Hope Project to accommodate this process.

There is no assurance that we will be successful in raising the financing required to complete the development of the Mt. Hope Project, or in raising additional financing in the future on terms acceptable to us, or at all. Further, we do not have an estimated timeframe for finalizing any financing agreements. Potential funding sources include public or private equity offerings, arranging for use of restricted cash, or sale of non-core assets owned by the Company. There is no assurance that we will be successful in securing additional funding. This could result in further cost reductions, contract cancellations, and potential delays which ultimately may jeopardize the development of the Mt. Hope Project.

We were initially incorporated in Idaho under the name “General Mines Corporation” in 1925. We have gone through several name changes and on October 5, 2007, we reincorporated the Company in the State of Delaware through a merger of Idaho General Mines, Inc. with and into General Moly, Inc., a Delaware corporation that was a wholly-owned subsidiary of Idaho General Mines, Inc. with General Moly being the surviving entity. For purposes of the Company’s reporting status with the SEC, General Moly, Inc. is deemed a successor to Idaho General Mines, Inc. Our common stock is traded on the NYSE American under the symbol “GMO” and, in February 2008, the Company began trading on the Toronto Stock Exchange under the same symbol. Our registered and principal executive office is located at 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401 and the phone number for that office is (303) 928-8599.

We maintain a website at www.generalmoly.com, on which we post free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Extensible Business Reporting Language (“XBRL”) documents, and any amendments to these reports under the heading “Investors” as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also routinely post important information about the Company on our website under the heading “Investors.” We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. The SEC also maintains a website that contains our reports and other information at www.sec.gov.

Risk Factors

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 4, 2020, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

Use of Proceeds

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling stockholders.

Dividend Policy

We have never declared or paid dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future. We will pay dividends on our common stock only if and when declared by our board of directors. Our board’s ability to declare a dividend is subject to limits imposed by Delaware corporate law. In determining whether to declare dividends, the board will consider these limits, our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

Description of Capital Stock

Our authorized share capital consists of 650,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value, of which 55,000 shares have been designated as Series A Convertible Preferred Stock and 5,000 shares have been designated as Series B Preferred Stock. As of April 30, 2020, there were 152,685,255 shares of common stock outstanding, 9,000 shares of Series A Convertible Preferred Stock outstanding and 4,000 shares of Series B Preferred Stock outstanding. All outstanding shares of common stock are fully paid and non-assessable. The following summary of our capital stock is qualified in its entirety by the description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC on October 10, 2007, including all amendments or reports filed for the purpose of updating such descriptions, and to our certificate of incorporation and bylaws, as amended from time to time, all of which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Common Stock

All shares of our common stock are equal with respect to voting, liquidation, dividend and other rights. Owners of common stock are entitled to one vote for each share owned at any meeting of the stockholders. Holders of common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders, subject to the prior claims of holders of any outstanding preferred stock. Our common stock does not have cumulative voting rights, which means that the holders of more than 50% of the common stock voting in an election of directors may elect all of the directors to be elected at any meeting of stockholders, if they choose to do so. In such event, the holders of the remaining common stock aggregating less than 50% would not be able to elect any directors. As permitted by Delaware law, our Bylaws provide for staggering the terms of directors by dividing the total number of directors into three groups. We have not paid cash dividends with respect to our common stock in the past and do not anticipate paying any such dividends in the foreseeable future. None of our outstanding shares of common stock are liable to calls or assessment by us.

Preferred Stock

Under our certificate of incorporation, we are authorized to issue 10,000,000 shares preferred stock, par value $0.001 per share. Our preferred stock is entitled to preference over our common stock with respect to the distribution of our assets in the event of liquidation, dissolution, or winding up of the company. Our preferred stock may be issued from time to time and our board of directors shall have the right to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock. As of April 30, 2020, we have designated 55,000 shares as Series A Convertible Preferred Stock and 5,000 shares as Series B Preferred Stock.

Each share of Series A Convertible Preferred Stock is convertible at any time at the holder’s discretion into shares of our common stock at a price of $0.27/common share, or 370.37 common shares. The conversion price was set as the closing price of the common stock on March 12, 2019, which was the day before announcement of the initial private placement in which shares of Series A Convertible Preferred Stock were issued. The Series A Convertible Preferred Stock carries a 5% annual dividend, which may be paid, in the Company’s sole discretion, in cash, additional shares or a combination thereof. The Series A Convertible Preferred Stock votes together with the Company’s common stock as a single class on an as-converted basis. The Series A Convertible Preferred Stock is mandatorily redeemable at such time that the Company’s senior promissory notes issued in December 2014 (the “2014 Notes”) become due and payable in accordance with their terms, as such terms may be modified from time to time. In December 2019, approximately 95% of the 2014 Notes were exchanged for new senior promissory notes that mature in December 2022 (the “2019 Notes”), and the Company and the holders of the Series A Convertible Preferred Stock have agreed that this exchange constitutes a modification of the 2014 Notes that extends the mandatory redemption of the Series A Convertible Preferred Stock until the 2019 Notes became due and payable in accordance with their terms, as such terms may be modified from time to time.

Each share of the Series B Preferred Stock is convertible at any time at the holder’s discretion into 500 shares of our common stock. The Series B Preferred Stock carries a 5% annual dividend, which may be paid, in the Company’s sole discretion, in cash, additional shares of Series B Preferred Stock or a combination thereof. The Series B Preferred Stock votes together with the Company’s common stock as a single class on an as-converted basis. The Series B Convertible Preferred Stock is mandatorily redeemable at such time that the 2014 Notes become due and payable in accordance with their terms, as such terms may be modified from time to time, and the Company and the holders of the Series B Convertible Preferred Stock have agreed that the December 2019 exchange of 2014 Notes for 2019 Notes constitutes a modification of the 2014 Notes that extends the mandatory redemption of the Series B Convertible Preferred Stock until the 2019 Notes became due and payable in accordance with their terms, as such terms may be modified from time to time.

We may issue additional shares of our preferred stock from time to time, in one or more series. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we may issue in the future in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock to be offered under this prospectus. This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares being offered;

•	the liquidation preference per share;

•	the purchase price per share;

•	the currency for which the shares may be purchased;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Certain Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a change of control of the company. These provisions, among other things:

•	provide for staggering the terms of directors by dividing the total number of directors into three groups;

•	authorize our board of directors to set the terms of preferred stock;

•	restrict our ability to engage in transactions with stockholders with 15% or more of outstanding voting stock;

•	authorize the calling of special meetings of stockholders only by the board of directors, not by the stockholders;

•	limit the business transacted at any meeting of stockholders to those purposes specifically stated in the notice of the meeting; and

•	prohibit stockholder action by written consent without a meeting and provide that directors may be removed only at a meeting of stockholders.

Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.

Warrants

As of April 30, 2020, we had outstanding warrants to purchase 89,556,458 shares of common stock. 8,556,458 are exercisable at $0.35 per share at any time through their expiration on December 26, 2022; 1,000,000 are exercisable at $5.00 per share once General Moly has received financing necessary for the commencement of commercial production at the Mt. Hope Project and will expire one year thereafter; and upon receipt of up to $700 million in Chinese bank financing, up to 80,000,000 are exercisable at $0.50 per share at any time through their expiration on September 27, 2027.

Description of Debt Securities

The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities we offer will be issued under an indenture to be entered into between us and a trustee to be named therein. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A., as the trustee. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

As used in this “Description of Debt Securities,” the terms “the Company,” “we,” “our,” and “us” refer to General Moly, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

General Terms of the Indenture

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.

The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the aggregate principal amount;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•	the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any provisions for the remarketing of the debt securities;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Subordination

The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless: (1) we will be the continuing corporation; or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform any other covenant for 90 days after notice that performance was required;

•	certain events relating to bankruptcy, insolvency or reorganization; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture provides that the trustee shall, with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of the occurrence of a default known to the Trustee within 90 days after the occurrence thereof; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as “Euroclear” and Clearstream Banking, société anonyme, Luxembourg, known as “Clearstream,” or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add one or more guarantees for the benefit of holders of debt securities;

•	cure any ambiguity, defect or inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that does not materially adversely affect the right of any holder; and

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.

We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

•	modify any provisions set forth in this paragraph.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

The indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants offered under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants offered before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants to be sold under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that offered under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of unit agreement that describes the terms of the series of units offered, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units to be sold under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Selling Stockholders

Amer Transaction

On December 9, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Amer International Group Co., Ltd. (“Amer”), and Amer International Group Co. North America, Ltd. (“Purchaser”), an indirect wholly owned subsidiary of Amer. Pursuant to the Purchase Agreement, Purchaser purchased (1) $4,000,000 of shares of the Company’s common stock at a purchase price of $0.40 per share in cash; (2) $300,000 of shares of common stock (or 11,111,111 shares) at a purchase price of $0.27 per share, paid as an offset against amounts paid by Amer to the Company pursuant to the Letter Agreement to Extend Dispute Negotiation Period dated October 10, 2019, by and between Amer and the Company; and (3) an amended and restated warrant to purchase 80 million shares of common stock at an exercise price of $0.50 per share, exercisable at any time from the issuance date to September 27, 2027 (the “Restated Warrant”). Under the Restated Warrant, for every $100 million of sourced Chinese bank lending that Amer has assisted in contributing to a completed $700 million project debt financing, 12 million warrants will vest at an exercise price of $0.50 per share, up to the maximum of 80 million warrants.

The Purchase Agreement contains registration rights provisions. On or before the date that is nine months following the closing under the Purchase Agreement, we agreed to file a registration statement with the SEC to register the resale by Amer and Purchaser of the shares of common stock held by Amer and Purchaser (including shares issued under prior agreements between the parties), as well as the shares of common stock issuable upon exercise of the Restated Warrant. We agreed to use reasonable best efforts to have the registration statement declared effective as promptly as practicable after filing thereof with the SEC, and to cause the Registration Statement to continue to be effective until the date that Amer and Purchaser have either disposed of or has the ability to dispose of all securities without any volume or manner of sale restrictions pursuant to Rule 144 of the Securities Act, and, during such period, to cause the Registration Statement and the prospectus contained therein to be updated as reasonably deemed necessary by us or required by the Securities Act or the Exchange Act to enable Amer and Purchaser to resell the securities. The Purchase Agreement also contains piggyback registration rights.

Exchange and Subscription Offer

On December 27, 2019, we completed our private offer to exchange (the “Exchange Offer”) its outstanding 10% Senior Convertible Promissory Notes and 10% Senior Promissory Notes both due December 2019, for units consisting of our newly issued 12% Senior Promissory Notes due December 26, 2022 and warrants to purchase shares of the Company’s common stock. A total of 7.2 million warrants were issued in connection with the Exchange Offer.

Also on December 27, 2019, we closed the subscription offer accompanying the Exchange Offer (the “Subscription Offer”). Each participating holder in the Exchange Offer was eligible to purchase units consisting of our newly issued 13% Senior Promissory Notes due 2022 and accompanying warrants, up to a maximum amount of 20% of the aggregate principal amount of the holder’s notes exchanged in the Exchange Offer. One Warrant was issued for each dollar invested in the new notes, for a total of 1.3 million warrants issued in connection with the Subscription Offer.

Each warrant issued in the Exchange Offer and the Subscription Offer is exercisable for one share of common stock at an initial exercise price of $0.35 per share, subject to adjustment for stock splits, dividends and combinations, and expires on December 26, 2022.

In connection with the Exchange Offer and the Subscription Offer, we entered into a Registration Rights Agreement, dated as of December 27, 2019 (the “Registration Rights Agreement”), with each of the participating investors in the Exchange Offer and the Subscription Offer. Under the Registration Rights Agreement, we agreed to file, within 90 days of the closing of the Exchange Offer and the Subscription Offer, a shelf registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the warrants. We have agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective on or before 270 days after the date of filing.  If the registration statement is not effective within the required time period, we will be required to pay liquidated damages to the holders of the warrants.  We are required to use our reasonable best efforts to keep the registration statement current and continuously effective under the Securities Act until such date as all securities covered by the registration statement have been sold, thereunder or pursuant to Rule 144, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144.

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Selling Stockholders

The following table sets forth certain information known to us concerning the number of shares of our common stock beneficially owned by each selling stockholder and the number of shares of common stock that may be offered from time to time by each selling stockholder under this prospectus. Except as set forth below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

Information about the selling stockholders may change over time. In particular, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their warrants or the underlying shares of common stock since the date on which they provided to us information regarding their warrants. Any changed or new information given to us by the selling stockholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name and Address of Beneficial Owner (1)	Number of shares beneficially owned before the offering (2)	Number of shares offered hereby (3)	Number of shares beneficially owned after the offering(3)	Percentage of class (4)
Amer International Group Co. North America, Ltd. (5)	119,078,590	119,078,590	0	0%
Kathleen A. Antony (6)	23,942	23,942	0	0%
Bella Holdings LLC (7)	85,739	85,739	0	0%
Michael K. and Nancy A. Branstetter (8)	20,419	20,419	0	*
Michael K. Branstetter IRA (8)	7,657	7,657	0	*
David A. Chaput (9)	35,985	35,985	0	*
Bruce D. and Bong T. Hansen (10)	11,724,414	1,397,724	10,326,690	6.8%
Kenneth D. and Mildred Elaine Hansen (11)	58,901	58,901	0	0%
Eric T. and Lorena R. Kolstad (12)	10,242	10,242	0	0%
Gary A. Loving and Lynn S. Loving Family Trust dated December 1, 1997, as amended and restated in its entirety on May 15, 2007 (13)	615,934	182,286	483,648	*
William Matlack (14)	326,358	326,358	0	0%
F. Steven Mooney (15)	6,248,611	6,248,611	0	0%
Robert I. and Dolores R. Pennington (16)	2,121,895	77,346	2,044,549	1.4%
R. Scott and Sheri H. Roswell (17)	838,983	30,939	808,044	*
Lee M. Shumway (18)	50,309	50,309	0	0%
TOTAL	141,247,979	127,635,048	13,612,931	8.9%

*	Less than one percent.
(1)	Unless otherwise specified, the address for each of the selling stockholders is c/o General Moly, Inc., 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401.
(2)	Includes all shares of stock issued or issuable upon exercise of all of the warrants.
(3)	Assumes the exercise of all of each selling stockholder’s warrants, and the sale of all shares received on conversion and exercise.
(4)	Calculated in accordance with Rule 13d-3(d)(1)(i) under the Exchange Act, based on 152,685,255 shares of common stock outstanding as of April 27, 2020.

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(5)	Based on a Schedule 13D filed with the SEC on December 19, 2019, by Amer International Group Co., Ltd. (“Amer”). Includes 80,000,000 shares issuable upon exercise of warrants. The address of Amer International Group Co. North America, Ltd. is 29/F, Block A, East Pacific International Center, 7888th Shennan Boulevard, Shenzen, Guangdong Province, People’s Republic of China (the “PRC”). Amer is a wholly-owned subsidiary of Amer Holdings Group Co., Ltd., a limited liability company organized under the laws of the PRC with its principal executive office located at Suite 503, Xixiang Investment Company Building, No. 139 Qianjin No. 2 Road, Xixiang Borough, Baoan District, Shenzhen, Guangdong Province, the PRC. Amer Holdings Group Co., Ltd. is owned 90% and 10%, respectively, by Mr. Wang Wen Yin and Ms. Wang Wen Zhuan. Amer holds 100% of all outstanding equity of Shenzhen Amer Mining Investment Holding Co., Ltd., a limited liability company organized under the laws of the PRC with its principal executive office located at 10th Floor, Nongke Business Office Building, No. 8133 Honglixi Road, Xiangmihu Borough, Futian District, Shenzhen, Guangdong Province, the PRC. Shenzhen Amer Mining Investment Holding Co., Ltd. holds 100% of all issued and outstanding shares of Leaway Holdings Limited, a company organized under the laws of the PRC Hong Kong SAR with its principal executive office located at Flat/Room Q, 20th Floor, Kings Wing Plaza 2, 1 On Kwan Street, Shatin, New Territory, PRC Hong Kong SAR. Leaway Holdings Limited holds 100% of all issued and outstanding shares of Lead Vanguard Limited, a company organized under the laws of the British Virgin Islands with its registered office at NovaSage Chambers, P.O. Box 4389, Road Town, Tortola, British Virgin Islands. Lead Vanguard Limited holds 100% of all issued and outstanding shares of Amer International Group Co. North America, Ltd., a corporation organized under the laws of the State of Delaware, the United States of America with its registered office at 1201 Orange Street, Suite 600, Wilmington, New Castle County, Delaware 19801.
(6)	The address of Mrs. Antony is 2641 S. Brentwood Court, Lakewood, Colorado 80227.
(7)	The address of Bella Holdings LLC is P.O. Box 461269, Aurora, Colorado 80046.
(8)	Includes 20,419 shares issuable upon exercise of warrants held by Mr. and Mrs. Branstetter and 7,657 shares issuable upon exercise of warrants held by Michael K. Branstetter IRA. The address of Mr. and Mrs. Branstetter and Michael K. Branstetter IRA is P.O. Box 571 Osburn, ID 83849. Mr. Branstetter currently serves as the Secretary and General Counsel of the Company and as the Trustee of Michael K. Branstetter IRA.
(9)	The address of Mr. Chaput is 5141 Live Oak Dr., Smithton, IL 62285.
(10)	Includes 1,397,724 shares issuable upon exercise of warrants, 2,962,960 shares issuable upon conversion of Series A Convertible Preferred Stock, and 1,800,000 shares issuable upon conversion of Series B Convertible Preferred Stock. Mr. Hansen currently serves as the Chief Executive Officer and Chief Financial Officer and a director of the Company.
(11)	The address of Mr. and Mrs. Hansen is 5505 South Emporia Circle, Greenwood Village, Colorado 80111.
(12)	The address of Mr. and Mrs. Kolstad is 2131 Banbury Road, Walnut Creek, California 94598.
(13)	Includes 182,286 shares issuable upon exercise of warrants and 173,648 shares held directly by Gary A. Loving. Mr. Loving currently serves as a director of the Company, and Mr. and Mrs. Loving are the trustees of the trust. The address of the Gary A. Loving and Lynn S. Loving Family Trust is P.O. Box 502, Flagstaff, Arizona 86002.
(14)	The address of Mr. Matlack is 8687 Great Horned Owl Ln., Blaine, WA 98230.
(15)	The address of Mr. Mooney is 5050 S. Syracuse Dr., Suite 700, Denver, CO 80246.
(16)	Includes 77,346 shares issuable upon exercise of warrants, 369,999 shares issuable upon conversion of Series A Convertible Preferred Stock, 200,000 shares issuable upon conversion of Series B Convertible Preferred Stock 158,000 shares held by Robert Pennington Dolores R. Pennington P/ADM Mineral Development LLC Dated 10/15/2007, of which Mr. Pennington is the sole member, and 145,000 shares of unvested performance-based restricted stock that was granted to Mr. Pennington and previously reported on Form 4 but not yet issued. Mr. Pennington currently serves as the Chief Operating Officer of the Company.
(17)	Includes 30,939 shares issuable upon exercise of warrants and 13,260 shares held in Mr. Roswell’s individual retirement account. Mr. Roswell currently serves as the Chief Legal Officer of the Company.
(18)	The address of Mr. Shumway is c/o 3757 Lepus Dr., Sparks, NV 89436.

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Plan of Distribution

The securities being offered by this prospectus may be sold by us or by a selling stockholder (which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other transfer):

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling stockholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE American, the Toronto Stock Exchange or any other organized market where the securities may be traded, in the over-the-counter market, or otherwise, on a continuous or delayed basis. The selling stockholders may act independently of us and of each other in making decisions with respect to the timing, manner and size of each sale. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Selling stockholders and any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such selling stockholders, dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable by us or a selling stockholder to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

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If a dealer is used in the sale of the securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling stockholder may directly solicit offers to purchase the securities and we or a selling stockholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or a selling stockholder to indemnification by us or a selling stockholder against specified liabilities, including liabilities incurred under the Securities Act of 1933, or to contribution by us or a selling stockholder to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

A selling stockholder may also sell shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

In addition, a selling stockholder or its successor in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the shares, short and deliver the shares to close out such short positions, or loan or pledge the shares to broker-dealers that in turn may see such securities. A selling stockholder or its successor in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which may be resold thereafter under this prospectus if the shares are delivered by the selling stockholder. However, if the shares are to be delivered by the selling stockholder’s successor in interest, unless permitted by law, we must distribute a prospectus supplement and/or file an amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the successor in interest as a selling stockholder under this prospectus. Each selling stockholder may not satisfy its obligations in connection with short sale or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under such registration statement.

A selling stockholder or its successor in interest may from time to time pledge or grant a security interest in some or all of the shares and, if the selling stockholder defaults in the performance of its secured obligation, the pledges or secured parties may offer and sell the shares from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by a selling stockholder, in order for the shares to be sold under cover of this registration statement, we must distribute a prospectus supplement and/or file an amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee, secured party or other successors in interest as a selling stockholder under this prospectus.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

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Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

Other than our common stock, which is listed on the NYSE MKT and the Toronto Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT and the Toronto Stock Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold by us or a selling stockholder for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

We may offer securities described in this prospectus for sale in Canada where it is lawful to make such offers, subject to compliance with the applicable laws and regulations of the relevant jurisdictions.

We may sell securities covered by this prospectus in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the names of any underwriters, dealers or agents;

•	the respective amounts underwritten;

•	the name or names of any managing underwriter or underwriters;

•	the terms of the offering;

•	the purchase price of the securities and the net proceeds to us from the sale;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

Sale Through Underwriters Or Dealers

If underwriters are used in an offering, the underwriters will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

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During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.

If dealers are used in the sale of the securities covered by this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

We may engage in at-the-market offerings of our common stock. An at-the-market offering is an offering of our common stock at other than a fixed price to or through a market maker.

Direct Sales and Sales Through Agents

We may sell the securities covered by this prospectus directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the shares, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities covered by this prospectus directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Other than our common stock, which is listed on the NYSE American and the Toronto Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE American and the Toronto Stock Exchange, subject to official notice of issuance. We cannot assure you that there will be a market for the offered securities.

We may offer securities described in this prospectus for sale in Canada where it is lawful to make such offers, subject to compliance with the applicable laws and regulations of the relevant jurisdictions.

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Legal Matters

The validity of the securities offered hereby will be passed upon for us by Bryan Cave Leighton Paisner LLP, Denver, Colorado, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Bennett Jones LLP, Toronto, Ontario, is acting as our Canadian counsel.

Experts

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2018 and for the year ended December 31, 2018 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the financial statements appearing under Item 8 of the Company’s 2018 Annual Report on Form 10-K (not incorporated by reference herein)) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In connection with obtaining the consent of its former auditor, PricewaterhouseCoopers LLP (“PWC”), to the incorporation by reference of its audit report on the Company’s past financial statements into this registration statement, the Company has agreed to release and indemnify PWC from and against certain claims, liabilities, costs, and expenses. Such indemnification will be void if a court finds PWC liable for professional malpractice.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public from our web site at http://www.generalmoly.com or from the SEC’s web site at http://www.sec.gov. The information on our website is not incorporated by reference into and is not made a part of this prospectus.

We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Filing	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2020 annual meeting of stockholders incorporated by reference therein)	Year ended December 31, 2019, filed on May 4, 2020

Current Reports on Form 8-K	Filed January 3, 2020, March 17, 2020, March 27, 2020, April 2, 2020 and May 1, 2020

All filings by us pursuant to the Exchange Act after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement are deemed to be incorporated by reference into this prospectus. We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities that may be offered by this prospectus are sold. However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K.

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You may request a copy of these filings at no cost to you, by writing or telephoning us as follows:

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, CO 80401
Attn: R. Scott Roswell
(303) 928-8599

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by the Registrant.

SEC registration fee		$55,067.74
Fees and expenses of accountants		*
Fees and expenses of counsel to the Registrant		*
Trustee’s fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person.

The DGCL also authorizes a corporation to indemnify any person who was or is a party, or was or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The corporation may only indemnify an officer, director, employee or agent if:

(i)	the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

(ii)	in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be made if it is determined that the individual did not meet the above listed standards.

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A corporation’s determination of whether to indemnify someone who is a director or officer at the time of such determination must be made:

(i)	by a vote of the majority of disinterested directors (even if less than a quorum);

(ii)	by a committee of disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum);

(iii)	by special legal counsel if there are fewer than two disinterested directors or if such disinterested directors so direct; or

(iv)	by the stockholders, but shares owned by or voted by a director who is not disinterested may not be voted.

Where a present or former officer or director of the corporation defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he or she is later determined not to be entitled to indemnification.

To the fullest extent permitted by applicable law, a corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the company (and any other persons to which the DGCL permits the company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

The Registrant’s certificate of incorporation provides that no director of the company shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Registrant’s bylaws provide for the Registrant to indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Registrant. The Registrant’s bylaws also provide that expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by the DGCL, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons, to the fullest extent permitted by the laws of the State of Delaware and subject to certain procedures, against any and all expenses (including attorneys’ fees), damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the company or was serving as the request of the Registrant as a director or officer of another entity.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

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The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation, as amended (Filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on November 4, 2015.)
3.2	Certificate of Designation of Series A Junior Participating Preferred Stock (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2010, and incorporated herein by reference.)
3.3	Certificate of Designations of Series A Preferred Stock (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 28, 2019 and incorporated herein by reference.)
3.4	Certificate of Designation of Series B Preferred Stock (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 7, 2019 and incorporated herein by reference.)
3.5	Amended and Restated Bylaws (Filed as Exhibit 3.2 to our Current Report on Form 8-K filed on February 10, 2015.)
4.1	Form of Certificate of Designation.*
4.2	Form of Indenture by and between General Moly, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3/A filed on November 23, 2010, and incorporated herein by reference.)
4.3	Form of Debt Security (included in Exhibit 4.2).
4.4	Form of Indenture between the General Moly, Inc. and one or more trustees to be named.*
4.5	Form of Debt Security (included in Exhibit 4.4).*
4.6	Form of Warrant Agreement.*
4.7	Form of Warrant Certificate (included in Exhibit 4.4).*
4.8	Form of Unit Agreement.*
4.9	Amended and Restated Common Stock Purchase Warrant by and between General Moly, Inc. and Amer International Group Co. North America, Ltd. dated December 9, 2019 (Filed as Exhibit 10.2 to our Current Report on Form 8-K filed on December 11, 2019.)
4.10	Form of Common Stock Purchase Warrant (Filed as Exhibit 4.3 to our Current Report on Form 8-K filed on January 3, 2020.)
4.11	Registration Rights Agreement dated as of December 27, 2019, by and among General Moly, Inc. and the several investors signatory thereto (Filed as Exhibit 4.4 to our Current Report on Form 8-K filed on January 3, 2020.)
5.1	Opinion of Bryan Cave Leighton Paisner LLP relating to the validity of the securities being registered.**
10.1	Securities Purchase Agreement dated December 9, 2019, between General Moly, Inc. and Amer International Group Co. North America, Ltd. (Filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 11, 2019.)
10.2	Exchange and Subscription Agreement dated as of December 27, 2019, by and among General Moly, Inc. and the several investors signatory thereto (Filed as Exhibit 10.1 to our Current Report on Form 8-K filed on January 3, 2020.)
23.1	Consent of Plante & Moran, PLLC.**
23.2	Consent of PricewaterhouseCoopers LLP.**
23.3	Consent of John M. Marek, P.E.**
23.4	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).**
24.1	Powers of Attorney.**
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as Trustee for the Form of Indenture.**
25.2	Form T-1 Statement of Eligibility of Trustee.*

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.

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Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 5th day of May, 2020.

GENERAL MOLY, INC.

By:	*
Bruce D. Hansen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chief Executive Officer and Chief Financial Officer and Director	May 5, 2020
Bruce D. Hansen	(Principal Executive Officer and Principal Financial Officer)

*	Controller and Principal Accounting Officer	May 5, 2020
Amanda Corrion	(Principal Accounting Officer)

*	Chairman of the Board	May 5, 2020
Ricardo M. Campoy

*	Director	May 5, 2020
Siong Tek (Terry) Lee

*	Director	May 5, 2020
Mark A. Lettes

*	Director	May 5, 2020
Gary A. Loving

*	Director	May 5, 2020
Gregory P. Raih

*By:	/s/ R. Scott Roswell
R. Scott Roswell,
Attorney in fact

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